QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

As independent auditors, we hereby consent to the reference in "Item 16. Exhibits" to our firm in the Registration Statement (Form S-3) and related Prospectus of Coherent, Inc. for the registration of 59,246 shares of its common stock and to the incorporation by reference of our report dated October 29, 2001 with respect to the consolidated financial statements of Lambda Physik AG as of September 30, 2001 included in Coherent, Inc.'s Form 10-K for the year ended September 29, 2001. It should be noted that we have not audited any financial statements of Lambda Physik AG subsequent to September 30, 2001 or performed any audit procedures subsequent to the date of our report.

Arthur Andersen
Wirschaftspruefungsgesellschaft
Steuerberatungsgesellschaft mbH

/s/ HENTSCHEL WIRTSCHAFTSPRUEFER	/s/ BOELSEMS WIRTSCHAFTSPRUEFER
Hentschel Wirtschaftspruefer	Boelsems Wirtschaftspruefer

Hanover, March 20, 2002

QuickLinks

  Exhibit 23.2
CONSENT OF INDEPENDENT AUDITORS